EXHIBIT 12


                            PRECISION CASTPARTS CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                        Six Months Ended
                                                         Fiscal Year                                ------------------------
                               -----------------------------------------------------------------      Sept. 29,     Sept. 28,
                                    1993          1994          1995          1996          1997          1996          1997
                               ---------    ----------    ----------    ----------    ----------    ----------    ----------
                                                              (In thousands)
Income before tax              $    (100)   $   37,400    $   46,800    $   63,700    $   95,700    $   41,800    $   67,400

Add fixed charges                  2,100         2,100           900         1,100        18,100         5,900        10,700
                               ---------    ----------    ----------    ----------    ----------    ----------    ----------

Earnings for computation
purposes                           2,000        39,500        47,700        64,800       113,800        47,700        78,100

Fixed charges
Interest on debt, expensed
or capitalized                     2,100         2,100           900         1,100        18,100         5,900        10,700
                               ---------    ----------    ----------    ----------    ----------    ----------    ----------
                                   2,100         2,100           900         1,100        18,100         5,900        10,700

Ratio of earnings to fixed
charges                              1.0          18.8          53.0          58.9           6.3           8.1           7.3
                               =========    ==========    ==========    ==========    ==========    ==========    ==========